Exhibit 99.1

For Immediate Release

ReWalk Robotics Reports Fourth Quarter and Year-End 2016 Financial Results

— 2016 Full year revenue grows 57% to $5.9 million —

— Year-over-year unit placements up 63%; favorable insurance reimbursement decisions up 122% —

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, February 17, 2017 – ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or “the Company”) today announced its financial results for the three- and twelve-month periods ended December 31, 2016.

Highlights of and subsequent to the fourth quarter include:

•	Total revenue for the fourth quarter 2016 was $1.6 million; total revenue for the full year 2016 grew 57% to $5.9 million compared to 2015;
•	39 units were placed during the fourth quarter 2016; 119 units were placed in 2016, up 63% over 2015;
•	In 2016, a total of 51 favorable insurance coverage decisions resulted in reimbursement for ReWalk devices: 13 from the U.S. Department of Veterans Affairs and 38 favorable case by case decisions from payors in the U.S. and Germany;
•	The 522 post-market clinical study initiated at Stanford University was expanded to two additional sites and the scope was broadened to include utilization patterns and quality of life measures; and
•	Net proceeds of $34 million were secured during 2016 through a combination of debt and equity to fund the Company’s strategic market development and reimbursement activities.

“As ReWalk strives to create and lead this new industry, we believe we made solid progress in 2016 to advance our goals. More ReWalk devices are being used at home and in the community than ever before and through our efforts with the U.S. Department of Veterans Affairs, all qualified veterans now have a path to a ReWalk system. Additionally, we are optimistic that our advanced discussions with large national coverage providers in the U.S. and Germany will result in broad coverage policies this year, expanding access to potentially thousands of new users over time,” stated Larry Jasinski, Chief Executive Officer.

“We are also focused on opportunities to treat additional indications and have focused our R&D efforts on our collaboration with Harvard’s Wyss Institute to develop a soft exo-suit designed to meet the needs of stroke victims. As we prepare for our first clinical trial of the soft exo-suit this year, we are excited by the potential of the technology to serve as a new standard of care in treating stroke patients in the rehabilitation setting,” added Jasinski.

“In 2017, we intend to focus on supporting sales growth, securing broad reimbursement coverage, and advancing our product developments efforts,” concluded Jasinski.

ReWalk Robotics Reports Fourth Quarter 2016 Financial Results February 17, 2017	Page 2

Fourth Quarter 2016 Financial Results

Total revenue was $1.6 million for the fourth quarter of 2016, compared to $1.3 million in the fourth quarter of 2015, and up sequentially from $1.4 million in the third quarter of 2016. 39 ReWalk systems were placed during the fourth quarter of 2016, compared to 25 ReWalk systems placed in the prior year period, and 23 placed in the third quarter of 2016.

Total operating expenses in the fourth quarter of 2016 were $7.9 million compared to $7.5 million in the prior year period.

Net loss was $8.5 million for the fourth quarter of 2016 compared to a net loss of $7.5 million in the fourth quarter of 2015. Non-GAAP net loss for the fourth quarter was $7.2 million compared with a non-GAAP net loss of $6.7 million in the fourth quarter of 2015.*

*A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Year-End 2016 Financial Results

Total revenue was $5.9 million for the year ended December 31, 2016, compared to $3.7 million in 2015. In 2016, 119 ReWalk systems were placed compared to 73 ReWalk systems placed during 2015.

Full year 2016 operating expenses were $31.2 million compared to $25.4 million in 2015. In 2017, ReWalk is implementing initiatives to reduce operating expenses including staff reductions, savings from projects completed at the end of 2016 and other corporate spend.

Net loss for the year ended December 31, 2016 was $32.5 million compared to a net loss of $25.4 million for the full year 2015. Non-GAAP net loss was $27.7 million for the year compared with a non-GAAP net loss of $22.6 million last year.*

*A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of December 31, 2016, ReWalk had $23.7 million in cash on its balance sheet. In 2016, ReWalk generated approximately $34 million from debt and equity financing activities.

Conference Call

ReWalk management will host its fourth quarter 2016 and year end conference call as follows:

Date		Friday, February 17, 2017

Time		8:30 AM EST

Telephone	U.S:	(844) 423-9889

	International:	(716) 247-5804

	Israel:	18 09 31 53 62

Access code		66049360

Webcast (live, listen-only and archive)		www.rewalk.com under the “Investors” section.

ReWalk Robotics Reports Fourth Quarter 2016 Financial Results February 17, 2017	Page 3

A telephone replay will be available shortly after the completion of the call for two weeks at (855) 859-2056 (U.S.) or (404) 537-3406 (International). The passcode for the replay is 66049360.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. Our mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit http://www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and to expand to new markets; the conclusion of ReWalk’s management, and the opinion of ReWalk’s auditors in their report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2016, that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and to achieve and maintain market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s ability to repay its secured indebtedness; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory actions with respect to, ReWalk’s mandatory post-market 522 surveillance study; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to use effectively the proceeds of its 2016 follow-on offering; ReWalk’s ability to secure capital from its at-the-market equity distribution program based on the price range of its ordinary shares and conditions in the financial markets; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; ReWalk’s ability to regain compliance with NASDAQ continued listing requirements; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ReWalk Robotics Reports Fourth Quarter 2016 Financial Results February 17, 2017	Page 4

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and twelve months ended December 31, 2016 and 2015, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

(tables follow)

ReWalk Robotics Reports Fourth Quarter 2016 Financial Results February 17, 2017	Page 5

ReWalk Robotics Ltd.
Condensed Consolidated Statements of Operations
In thousands except per share data
(unaudited)

	Three Months Ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue	$1,591	$1,336	$5,869	$3,746
Cost of revenues	1,723	1,302	5,133	3,532
Gross profit (loss)	(132)	34	736	214
Operating expenses:
Research and development, net	2,291	1,687	9,028	5,937
Sales and marketing	3,384	3,935	13,961	13,056
General and administration	2,228	1,917	8,188	6,395
Total operating expenses	7,903	7,539	31,177	25,388
Operating loss	(8,035)	(7,505)	(30,441)	(25,174)
Financial expenses, net	545	4	2,059	188
Loss before income taxes	(8,580)	(7,509)	(32,500)	(25,362)
Income taxes	(36)	(2)	3	53
Net loss	$(8,544)	$(7,507)	$(32,503)	$(25,415)
Net loss per ordinary share, basic and diluted	$(0.56)	$(0.62)	$(2.47)	$(2.10)
Weighted average number of shares, basic and diluted	15,227,211	12,175,430	13,178,107	12,115,038

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(8,544)	$(7,507)	$(32,503)	$(25,415)
Non-cash share-based compensation expense	940	661	3,398	2,345
Depreciation	193	189	696	438
Non-cash financial expenses	180	—	675	—
Non-GAAP net loss	$(7,231)	$(6,657)	$(27,734)	$(22,632)

ReWalk Robotics Reports Fourth Quarter 2016 Financial Results February 17, 2017	Page 6

ReWalk Robotics Ltd.
Condensed Consolidated Balance Sheets
In thousands
(unaudited)

	December 31,
	2016	2015
Assets
Current assets
Cash & cash equivalents	$23,678	$17,869
Trade receivable, net	1,254	2,146
Prepaid expenses and other current assets	1,291	1,227
Inventory	3,264	2,534
Total current assets	29,487	23,776
Other long-term assets	1,018	470
Property and equipment, net	1,258	1,328
Total assets	$31,763	$25,574
Liabilities and equity
Current liabilities
Current maturities of long term loan	$7,495	$—
Trade payables	3,424	2,474
Other current liabilities	1,479	1,869
Total current liabilities	12,398	4,343

Long term loan, net of current maturities	10,518	—
Other long-term liabilities	587	311
Shareholders' equity	8,260	20,920
Total liabilities and shareholders’ equity	$31,763	$25,574

ReWalk Robotics Reports Fourth Quarter 2016 Financial Results February 17, 2017	Page 7

ReWalk Robotics Ltd.
Condensed Consolidated Statements of Cash Flows
In thousands
(unaudited)

	Twelve months ended
	December 31,
	2016	2015

Net cash used in operating activities	$(27,537)	$(25,180)

Net cash provided by (used in) investing activities	(437)	1,083

Net cash provided by financing activities	33,783	137

Increase (decrease) in cash and cash equivalents	5,809	(23,960)

Cash and cash equivalents at beginning of period	17,869	41,829

Cash and cash equivalents at end of period	$23,678	$17,869

ReWalk Robotics Ltd.
Revenue and Units Placed by Region and Product
In thousands except units
(unaudited)

	Three Months Ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
United States	$765	$764	$3,741	$2,439
Europe	236	461	1,144	820
Asia Pacific	590	111	984	487
Total Revenue	$1,591	$1,336	$5,869	$3,746

Units Placed:
United States	12	16	63	44
Europe	5	7	25	19
Asia Pacific	22	2	31	10
Total Units Placed	39	25	119	73

Revenue:
Personal units revenue	$1,268	$1,196	$5,197	$2,766
Rehabilitation units revenue	323	140	672	980
Total Revenue	$1,591	$1,336	$5,869	$3,746

Units Placed:
Personal units placed	34	23	109	53
Rehabilitation units placed	5	2	10	20
Total Units Placed	39	25	119	73